Grant Thornton LLP
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November 11, 1998

Securities and Exchange Commission
Washington, DC 20549


Re: Pioneer Commercial Funding Corp.
    File No. 0-249408-NY


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Pioneer Commercial Funding Corp. dated November 4, 1998 and agree with the statements contained therein.

Very truly yours,

Grant Thornton LLP